UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2009

Family Dollar Stores, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Monroe Road Charlotte, North Carolina	28201-1017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On January 15, 2009, Family Dollar Stores, Inc. (the “Company”) issued a news release announcing the election of Pamela L. Davies to the Board of Directors.  A copy of the news release issued by the Company announcing the election of Pamela L. Davies to the Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On January 15, 2009, the Company announced that its quarterly dividend, payable April 15, 2009, would be increased to $.13 1/2 per share.  A copy of the news release issued by the Company announcing the change in the quarterly dividend is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits

99.1 – News Release dated January 15, 2009 regarding the election of Pamela L. Davies to the Board of Directors

99.2 – News Release dated January 15, 2009 regarding the Company’s increase in quarterly dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date:	January 15, 2009	By:	/s/ Janet G. Kelley
Janet G. Kelley
Senior Vice President-General Counsel and Secretary

Exhibit Index

Exhibit No.	Document Description
99.1	News Release dated January 15, 2009 regarding the election of Pamela L. Davies to the Board of Directors
99.2	News Release dated January 15, 2009 regarding the Company’s increase in quarterly dividend